SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 20, 2014

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
 (Address of Principal Executive Offices, Zip Code)

(503) 331-7270
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 20, 2014, the shareholders of Craft Brew Alliance, Inc. (the “Company”), approved the adoption of the 2014 Stock Incentive Plan (the “2014 Plan”). Under the 2014 Plan, awards may be granted to employees, consultants, officers and directors of the Company. The 2014 Plan is intended to enable the Company to (a) attract, retain and reward highly qualified officers, key employees and directors; (b) motivate these individuals to promote the Company’s long-term growth, profitability and success; and (c) provide incentives that are linked directly to increases in share value, which will also benefit the Company’s other shareholders. To this end, the 2014 Plan provides for the grant of stock options, stock appreciation rights, restricted shares or units, and performance shares or units, as well as other stock-based awards, such as grants of unrestricted shares of common stock, securities convertible into or redeemable for shares, or awards valued using measures other than the market value of shares. Any of these awards may, but need not, be conditioned upon the attainment of annual or long-term performance goals. Stock options granted under the 2014 Plan may be non-qualified stock options or incentive stock options. The 2014 Plan provides for stock-based awards relating to up to 1,000,000 shares of common stock, subject to certain anti-dilution adjustments. With approval of the 2014 Plan, the Company will make no further stock-based grants under the Company’s 2010 Stock Incentive Plan.

For more details regarding the 2014 Plan, please see the Company's Proxy Statement filed with the Securities and Exchange Commission under cover of Schedule 14A on April 16, 2014 in connection with the Company's 2014 Annual Meeting of Shareholders (the "2014 Proxy Statement"), under the caption "Proposal 4 – Approval of the 2014 Stock Incentive Plan.” The above description of the 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2014 Plan, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Also effective May 20, 2014, the Company's Compensation Committee approved the 2014 annual cash incentive bonus opportunities for the Company's executive officers. A summary of the annual cash incentive bonus plan for executive officers is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of the Company was held on May 20, 2014 (the “Meeting”).

(b)	Four matters, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission, were submitted to a vote at the Meeting:

1.	To elect eight directors;

2.	To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2014;

3.	To approve, by non-binding vote, the Company's named executive officer compensation; and

4.	To approve the 2014 Stock Incentive Plan.

At the Meeting, 17,886,222 shares of common stock were represented in person or by proxy, or 94.28 percent of the 18,972,247 shares outstanding and entitled to vote at the Meeting as of March 21, 2014, the record date for the Meeting, and constituted a quorum. Each share was entitled to one vote at the Meeting.

1.	Election of Directors. The following directors were elected at the Meeting by the votes cast as follows:

Nominee	For	Withheld	Broker Non-votes
Timothy P. Boyle	12,968,361	378,475	4,539,386
Marc J. Cramer	13,043,246	303,590	4,539,386
E. Donald Johnson, Jr.	13,041,226	305,610	4,539,386
Kevin R. Kelly	12,904,112	442,724	4,539,386
Thomas D. Larson	13,041,295	305,541	4,539,386
David R. Lord	12,891,848	454,988	4,539,386
John D. Rogers, Jr.	12,899,642	447,194	4,539,386
Kurt R. Widmer	13,194,458	152,378	4,539,386

2.	Ratification of Auditors. The proposal to ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2014 was approved by the following vote:

For	Against	Abstentions
17,800,225	35,090	50,907

3.	Say on Pay. The proposal to approve, by non-binding vote, the Company’s named executive officer compensation, as recommended by management, passed by the following vote:

For	Against	Abstentions	Broker Non-votes
12,847,884	378,195	120,757	4,539,386

4.	2014 Stock Incentive Plan. The proposal to approve the Company’s 2014 Stock Incentive Plan passed by the following vote:

For	Against	Abstentions	Broker Non-votes
12,749,107	482,425	115,304	4,539,386

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following exhibits are filed with this Form 8-K:

Exhibit 10.1	2014 Stock Incentive Plan dated May 20, 2014.
Exhibit 10.2	Summary of the 2014 annual cash incentive bonus plan for executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: May 27, 2014	By:	/s/ Mark D. Moreland
Mark D. Moreland
Chief Financial Officer and Treasurer
(Principal Financial Officer)